EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (" **Agreement** ") is made and entered into June 1 2017 (the "**Execution Date**"), by and between **DS HEALTHCARE GROUP, INC.** a Florida corporation (collectively, the " **Company** "), and **DANIEL KHESIN ("**Mr. Khesin**").**

RECITALS

WHEREAS, the Company is presently engaged in developing products for skin care and personal care needs on a global basis (the " **Business** "); and

WHEREAS, Mr. Khesin is currently serving as the Chief Executive Officer ("CEO"), President and member of the Board of Directors of the Company;

WHEREAS, Mr. Khesin and the Company wish to focus all of Mr. Khesin' efforts on maximizing progress in innovation and brand architecture to create significant value and maintain the Company at the forefront of innovative technology;

WHEREAS, Mr. Khesin and the Company have agreed that Mr. Khesin will voluntarily separate from his CEO, President, and Board of Directors roles on the Execution Date and will be replaced by Yasuhiro Fujiwara as the new CEO;

WHEREAS, the Company desires to provide for an orderly transition Mr. Khesin's duties and responsibilities, and employ Mr. Khesin and benefit from his contributions to the Company as its **Founder and Innovator**;

NOW, THEREFORE, in consideration of the foregoing provisions, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. EMPLOYMENT .

1.1 EMPLOYMENT AND TERM .

The Company hereby agrees to employ Mr. Khesin and Mr. Khesin hereby agrees to serve the Company, on the terms and conditions set forth herein, for a **term** (" **Initial Term** ") commencing on June 1 2017 (the " **Effective Date** ") and expiring on June 1 2018 (the " **Expiration Date** ") unless sooner terminated as hereinafter set forth.

The Initial Term of this Agreement, and the employment of Mr. Khesin hereunder, shall be automatically renewed for one (1) year periods (each, a **"Renewal Term"**) thereafter until terminated

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in accordance hereunder, unless terminated upon six months written notice prior to the end of the then existing term in accordance with Section 4.8 hereof. (The Initial Term and any automatic renewals shall be hereinafter referred to as the " **Employment Period** ").

1.2 DUTIES OF Mr. Khesin .

(a) During the Employment Period, Mr. Khesin shall serve as **Founder and Innovator** focusing on product innovation, product strategy,and product development as reviewed and approved by DS Laboratories ("DS Labs") and shared with DS Healthcare as per any Joint Venture. He shall be the Brand Ambassador promoting the DS Laboratories products worldwide. He will also perform other duties as assigned by the Chief Executive Officer (CEO), that are within the scope of his duties as defined in this Section 1.2.

(b) As Innovator and with the approval of the CEO, Mr. Khesin must oversee scientists and lab staff for final formula determinations. Mr. Khesin must determine, among other things, the ingredients, manufacturing techniques, level of efficacy or potency for each new and existing product for which he is the Innovator and also work in cooperation with the owner of DS Laboratories on any Joint Venture projects or any DS Laboratories products that are intended for distribution in the Joint Venture partner's territory. Mr. Khesin must advise the CEO, in writing, of any new DS Labs products and formula costs with options, for CEO approval. Mr. Khesin must advise the CEO, in writing, or any existing products and formula changes and costs with options, for CEO approval. This section is subject to the terms and conditions of any Joint Venture or Partnership Agreement that may require further escalation or approval.

(c) Mr. Khesin, with the approval of the CEO, will be responsible in the oversight of regulatory compliance with any and all products worldwide. Mr. Khesin's oversight may encompass working directly with Health Regulatory Agencies, including but not limited to the FDA, and in doing so may have to engage Legal Counsel. Any Legal Counsel engagement for these purposes must be approved by the CEO and/or the Board. Upon learned information, Mr. Khesin must within a reasonable timeframe, advise the CEO of any material regulatory risks and/or rewards with regard to existing or new products, the communication must describe in detail the level of risk or reward involved. For any products that fall within any Joint Venture or within the Joint Venture partner's territory, Mr. Khesin will seek the cooperation of the owner of DS Laboratories. This section is subject to the terms and conditions of any Joint Venture or Partnership agreement that may require further escalation or approval.

(d) Mr. Khesin, with the approval of the CEO, may oversee the marketing and graphic design of any and all products he has developed as Innovator, to ensure they are in compliance with worldwide Health Regulatory Agencies, as applicable. Mr. Khesin may also oversee the marketing and graphic design of any and all products he has developed as Innovator, to ensure they comply with the product strategy in which they were created. For any products that fall within any Joint Venture or within the Joint Venture partner's territory, Mr. Khesin will seek the cooperation of the owner of DS Laboratories. This section is subject to the terms and conditions of any Joint Venture or Partnership agreement that may require further escalation or approval.

(e) At the direction of the CEO and in cooperation with the owner of DS Laboratories, Mr. Khesin shall draft any press release or announcements related to new products, new formulas, and/or new technologies. The draft must be distributed to the CEO for approval. For press release not related to DS Laboratories, Mr. Khesin is not obligated to cooperate with the any Joint Venture partner, such press release must also be distributed to the CEO for approval.

(f) Mr. Khesin will report to the Chief Executive Officer (CEO).

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(g) During the Employment Period, and excluding any periods of vacation and sick leave to which the he is entitled, Mr. Khesin agrees to commit his attention to the extent necessary to discharge the responsibilities assigned to him.

(h) During the Employment Period, it shall not be a violation of this Agreement for Mr. Khesin to (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (iii) manage personal investments and engage in other business activities, so long as such activities do not significantly interfere with the performance of the his's responsibilities as an employee of the Company in accordance with this Agreement.

2. BASE COMPENSATION AND BONUS.

2.1 BASE SALARY. Commencing on the date hereof, the Executive shall receive a base salary at the annual rate of not less than US$290,000 from the date of signing through the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to required applicable withholding for taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board or Chief Executive Officer, be increased at any time or from time to time (but never decreased). At the sole discretion of the Board or Chief Executive Officer, Company may adjust Executive's Base Salary to reflect annual changes in the cost of living. The Base Salary, if so increased, shall not thereafter be decreased for any reason. In addition to the foregoing, the Company shall review for an increase to the Base Salary upon the earlier of 12 months from the Effective Date or the completion of a Transaction (as defined in Section 3.5(b), below). During the Initial Term , the Base Salary shall be automatically increased by Twenty Percent (20%) for any Quarter following one in which the Company is profitable. (For clarity, such increases do not accumulate or carry over to any subsequent period. As an example, if quarterly base salary is otherwise $72,500, for any quarter that is profitable on a net reported after tax income basis, such salary will be increased to $87,000 for the subsequent quarter. Thereafter, so long as subsequent quarters remain profitable, the salary will remain at $87,000. Should a subsequent quarter be unprofitable, the salary will revert back to $72,500.) As part of the Base Salary, Executive shall receive US$50,000 in Company stock at the closing price at the end of each year during the Initial Term, and on the last day of each Renewal Term. The quantity of shares shall be calculated as the average of the closing price of the last 20 trading days as quoted on any public exchange. During times that for any reason the stock is not quoted on a public exchange the quantity of shares shall be 50,000 (the number shall be adjusted for any stock splits that may occur following the Effective Date).

2.2. BONUSES. Bonuses, whether in cash or shares of the Company will be recommended by the Chief Executive Officer to be based on deliverables (as provided by the CEO or Board in writing), merit, performance and profitability on an annual basis. For each year during the Employment Period, the Company will provide to Mr. Khesin a bonus target set by CEO or Board, in writing.

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3. OTHER BENEFITS.

3.1. EXPENSE REIMBURSEMENT. The Company shall promptly reimburse Mr. Khesin for all reasonable expenses actually paid or incurred by Mr. Khesin in the course of and pursuant to the Business of the Company, including expenses for travel and entertainment, and cell phone, and related Internet connectivity expenses. Mr. Khesin shall account and submit reasonably supporting documentation to the Company in connection with any expense reimbursement hereunder in accordance with the Company's policies. In the event the Company relocates its headquarters or otherwise requires the Mr. Khesin to relocate outside of the Miami- Dade, Broward, and Palm Beach County area, the Company shall pay Mr. Khesin a mutually acceptable amount sufficient to cover the cost to Mr. Khesin of such relocationHowever, should the Company change headquarters, the Company may not force relocation as long as Mr. Khesin can adequately execute his duties as Founder and Innovator at the location Mr. Khesin is presently located.

3.2. OTHER BENEFITS. During the Employment Period, the Company shall continue in force all existing comprehensive major medical and hospitalization insurance coverages, either group or individual for Mr. Khesin and his dependents (collectively, the " **Policies** "), which Policies the Company shall keep in effect throughout the term of this Agreement. In addition, the Company shall obtain a disability policy for Mr. Khesin. Mr. Khesin and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to management of the Company. This will be effective from the Execution date on forward. If for some reason Mr. Khesin cannot participate immediately from the Execution date, the Company shall reimburse him for the monthly health insurance premiums that he is currently insured with. Mr. Khesin shall also be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs and such other perquisites as applicable generally to management level personell of the Company. Nothing paid to Mr. Khesin under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to him pursuant to this Agreement. In the event the Company obtains key man insurance covering Mr. Khesin, the Company shall be the beneficiary of such insurance policy.

3.3. WORKING FACILITIES. The Company shall furnish Mr. Khesin with such facilities and services suitable to his position and adequate for the performance of his duties hereunder.

3.4. PAID TIME OFF. Mr. Khesin shall be entitled to such number of paid vacation and leave days in each calendar year as determined by the Board from time to time. This period will constitute four weeks.

3.5 EQUITY INCENTIVES

(a) The Board will grant options to Mr. Khesin annually based on performance as described in

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Section 2.2 of this agreement.

(b) In the event of a Change in Control of the Company (as defined in Section 4.5(b), below), all of Mr. Khesin**'s** Options, warrants and restricted shares shall vest and become fully exercisable.

3.6 INSURANCE. During the Employment Period, Mr. Khesin shall be included under the Company's management liability policy, which the Company shall maintain during his employment with the Company, with policy limits and Company deductibles as reasonably acceptable and which shall be an "occurrence" policy.

4. TERMINATION.

4.1. TERMINATION FOR CAUSE.

(a) The Company may terminate this Agreement for Cause. However, any purported termination under this provision shall only be deemed valid upon final determination by a court of competent jurisdiction. Moreover, during the pendency of any legal action to determine the validity of a purported termination hereunder, and until such time as a determination is rendered by final Court Order (the "Termination Date"), Mr. Khesin's employment hereunder shall continue unaffected, and he shall continue to receive all of his Base Salary Bonuses, Other Benefits and Incentives hereunder. For purposes of this Agreement, the term " **Cause** " shall mean:

(i) A material willful breach committed in bad faith by Mr. Khesin of his obligations hereunder (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; OR

(ii) The conviction of Mr. Khesin of a felony based upon a violent crime or a sexual crime involving baseness, vileness or depravity; OR

(iii) Material sanctions against Mr. Khesin**,** imposed or consented to, in his capacity as an employee of the Company by regulatory agencies governing the Company (specifically, the SEC or a Stock Exchange) because of wrongful acts or conduct of Mr. Khesin which have a material adverse effect upon the Company, its business, or ability to raise funds; OR

(iv) Substance abuse by Mr. Khesin in a manner which materially affects the performance of his duties under Section 1.2 hereof.

(b) Upon any termination of this Agreement pursuant to this Section 4.1, Mr. Khesin shall be entitled to the compensation specified in Section 5.1 hereof.

4.2. DISABILITY. The Company may terminate this Agreement upon the Disability (as

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defined below) of Mr. Khesin, in strict accordance with the following procedure: Upon a good faith determination by not less than a majority of the Board of the entire membership of the Board that Mr. Khesin has suffered a Disability, the Company shall give him written notice of its intention to terminate this Agreement due to such Disability. In such event, Mr. Khesin's employment with the Company shall terminate effective on the 30th day after receipt of such notice by him (the " **Disability Effective Date** "), provided that, within the thirty (30) days after such receipt, he shall not have returned to full-time performance of his duties. For purposes of this Agreement, " **Disability** " shall mean the absence of Mr. Khesin from his duties with the Company whether or not consecutive as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Mr. Khesin or his legal representative (such agreement as to acceptability not to be withheld unreasonably). The Termination Date for a termination of this Agreement pursuant to this Section 4.2 shall be the date specified by the Board in the resolution finding that Mr. Khesin has suffered a Disability, which date may not be any earlier than 30 days after the date of Board's finding. Upon any termination of this Agreement pursuant to this Section 4.2, Mr. Khesin shall be entitled to the compensation specified in Section 5.2 hereof.

4.3. DEATH. This Agreement shall terminate automatically upon the death of Mr. Khesinwithout any requirement of notice by the Company to his estate. The date of Mr. Khesin's death shall be the Termination Date for a termination of this Agreement pursuant to this Section 4.3. Upon any termination of this Agreement pursuant to this Section 4.3, Mr. Khesin's estate shall be entitled to the compensation specified in Section 5.2 hereof.

4.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Mr. Khesin's employment, without cause, as provided in this Section 4.4. To terminate Mr. Khesin's employment without cause in accordance with this Section 4.4, the Company shall give him six months written notice of such termination. The Termination Date shall be the date specified by the Company in such notice. Upon any termination of this Agreement pursuant to this Section 4.4, Mr. Khesin shall be entitled to the compensation specified in Section 5.3 hereof.

4.5. TERMINATION UPON A CHANGE IN CONTROL OF THE COMPANY.

(a) In the event a Change in Control (as hereafter defined) occurs during the Employment Period, and Mr. Khesin elects to terminate his employment with Company because he is assigned any position, duties or responsibilities that are significantly diminished or changed when compared with his position, duties, responsibilities or compensation prior to such Change in Control, or (ii) forced to relocate to another location more than 50 miles from the Mr. Khesin's location prior to the Change in Control without compensation pursuant to Section 3.1, then he shall be entitled to the compensation specified in Section 5.4 plus the prorated amounts specified in Section 5.9, OR (iii) Mr. Khesin is terminated by Company, then Mr. Khesin shall be entitled to the compensation specified in Section 5.3 hereof and any other compensation and benefits provided in this Agreement in connection with a Change in Control of the Company.

(b) For purposes of this Agreement, " **Change in Control** " shall mean the acquisition by any individual, entity or group (a " **Person** ") of beneficial ownership of shares or other securities representing **51% or more of the then issued and outstanding stock of the Company.**

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(c) If Mr. Khesin elects to terminate his employment pursuant to the terms of this Section 4.5, he shall give the Company a written termination notice. The Termination Date shall be the date specified in such notice, which date may not be earlier than thirty (30) days nor later than ninety (90) days from the Company's receipt of such notice.

4.6. TERMINATION DUE TO POOR HEALTH. Mr. Khesin may terminate his employment under this Agreement upon written notice to the Company if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life (regardless of whether such condition would be deemed a Disability under any other Section of this Agreement), provided that he shall have furnished the Company with a written statement from a qualified doctor to that effect and provided further that, at the Company's written request and expense, he shall submit to a medical examination by a qualified doctor selected by the Company and acceptable to him (which acceptance shall not be unreasonably withheld) which doctor shall substantially concur with the conclusions of Mr. Khesin's doctor. The Termination Date shall be the date specified in Mr. Khesin's notice to the Company, which date may not be earlier than thirty (30) days nor later than ninety (90) days from the Company's receipt of such notice. Upon any termination of this Agreement pursuant to this Section 4.6, Mr. Khesin shall be entitled to the compensation specified in Section 5.5 hereof.

4.7. VOLUNTARY TERMINATION. Mr. Khesin may terminate his employment under this Agreement for any reason whatsoever upon not less than 90 days prior written notice to the Company. The Termination Date under this Section 4.7 shall be the date specified in Mr. Khesin's notice to the Company, which date may not be earlier than ninety (90) days from the Company's receipt of such notice. Upon any termination of this Agreement pursuant to this Section 4.7, Mr. Khesin shall be entitled to the compensation specified in Section 5.6 hereof.

4.8 TERMINATION UPON THE EXPIRATION OF THE EMPLOYMENT PERIOD. As provided in Section 1.1, the Company may terminate this Agreement by providing written notice to Mr. Khesin at least six months prior to the end of the then existing Term. The Termination Date under this Section 4.8 shall be the last day of the then existing Term. Upon any termination of this Agreement pursuant to this Section 4.8, Mr. Khesin shall be entitled to the compensation specified in Section 5.7 hereof.

5. COMPENSATION AND BENEFITS UPON TERMINATION.

5.1. CAUSE. If Mr. Khesin's employment is terminated for Cause as provided in Section 4.1(a), the Company shall pay Mr. Khesin his full Base Salary through the Termination Date specified in Section 4.1(a) at the rate in effect at the Termination Date, the Company shall reimburse Mr. Khesin for any out-of-pocket expenses, and the Company shall have no further obligation to Mr. Khesin under this Agreement.

5.2. DISABILITY OR DEATH. Upon Mr. Khesin's death, the Company shall pay to the person designated by Mr. Khesin in a notice filed with the Company or, if no person is designated, to his estate (i) any unpaid amounts of his Base Salary and accrued vacation to the date of his death, plus

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the prorated amounts specified in Section 5.9; and (ii) any payments Mr. Khesin's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Company. Upon full payment of all amounts required to be paid under this Section 5.2, the Company shall have no further obligation under this Agreement. Notwithstanding the foregoing, if Company failed to maintain a disability policy for Mr. Khesin during the Term of this Agreement, then he or his estate shall continue to receive Twenty-Five Percent (25%) of Base Salary for a period of ten (10) years, or until the disability is removed.

5.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Company terminates Mr. Khesin's employment without cause in accordance with and subject to Section 4.4, then:

(a) the Company shall pay Mr. Khesin his full Base Salary through the Termination Date specified in Section 4.4 at the rate in effect at such Termination Date, plus the prorated amounts specified in Section 5.9;

(b) in lieu of further salary payments to Mr. Khesin the Executive for periods subsequent to the Termination Date and in consideration of the rights of the Company under Section 8, the Company shall pay as severance pay to Mr. Khesin within 30 days following the Termination Date,an amount equal to forty-two (42) months of annual Base Salary as a lump sum, and;

(c) all of Mr. Khesin's Options shall automatically vest and become fully exercisable.

5.4 TERMINATION UPON A CHANGE IN CONTROL. If Mr. Khesin terminates this Agreement upon a Change in Control of the Company pursuant to Section 4.5, then the Company shall pay him his full Base Salary through the Termination Date specified in Section 4.5, at the rate in effect at such Termination Date, plus the prorated amounts specified in Section 5.9; and options and restricted shares shall vest and become fully exercisable.

5.5 TERMINATION BY DUE TO POOR HEALTH. If Mr. Khesin terminates this Agreement pursuant to Section 4.6 hereof, the Company shall pay him any unpaid amounts of his Base Salary and accrued vacation to the Termination Date specified in Section 4.6, plus any disability payments otherwise payable by or pursuant to plans provided by the Company, plus the prorated amounts specified in Section 5.9.

5.6 VOLUNTARY TERMINATION. If this Agreement terminates pursuant to Section 4.7 hereof, the Company shall pay to Mr. Khesin any unpaid amounts of his Base Salary and accrued vacation to the Termination Date specified in Section 4.7, as the case may be, plus the prorated amounts specified in Section 5.9.

5.7 EXPIRATION OF THE EMPLOYMENT TERM. If Mr. Khesin's employment is terminated pursuant to Section 4.8, in lieu of further salary payments to the Executive for periods subsequent to the Termination Date and in consideration of the rights of the Company under Section 8, the Company shall pay as severance pay to Executive following the Termination Date, an amount equal to forty-two (42) months of annual Base Salary as a lump sum within 30 days following the Termination Date; and the Company shall have no further obligation to Executive under this

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Agreement.

5.8 HEALTH AND MEDICAL PLANS. Mr. Khesin shall be entitled to all continuation of health, medical, hospitalization and other programs during the period that he is receiving payments under this Agreement and, in all cases, as provided by any applicable law. Mr. Khesin shall also be entitled to receive those benefits as are provided by the Company to its employees upon termination of employment with the Company.

5.9 PERFORMANCE BONUS AND EXPENSE REIMBURSEMENT. If Mr. Khesin's employment with the Company is terminated for any reason, other than for Cause (as provided in Section 4.1(a) above), he shall be paid, solely in consideration for services rendered by him prior to such termination, the bonus with respect to the Company's fiscal year in which the Termination Date occurs, equal to the Performance Bonus that would have been payable to Mr. Khesin for the fiscal year if his employment had not been terminated, multiplied by the number of days in the fiscal year prior to and including the date of termination and divided by 365. Mr. Khesin shall be entitled to reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however to the provisions of Section 3.1.

6. SUCCESSORS; BINDING AGREEMENT.

6.1. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) acquiring a majority of the Company's voting common stock or any other successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, " **Company** " shall mean the Company as previously defined and any successor to its business and/or assets which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

6.2. BENEFIT. This Agreement and all rights of Mr. Khesin under this Agreement shall inure to the benefit of and be enforceable by Mr. Khesin's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Mr. Khesin should die while any amounts would still be payable to him under this Agreement, including all payments payable under **Section 5 "Compensation and Benefits Upon Termination"** , all such amounts shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there is no such designee, Mr. Khesin's estate as if he had continued to live.

7. CONFLICTS WITH PRIOR EMPLOYMENT CONTRACT.
Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Agreement shall be solely determinative of the subject matter hereof.

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8. NONCOMPETITION; UNAUTHORIZED DISCLOSURE; INJUNCTIVE RELIEF.

8.1. NO MATERIAL COMPETITION.

(a) Except with respect to services performed under this Agreement on behalf of the Company, and subject to the obligations of Mr. Khesin as the Founder and Innovator of the Company and the employment obligations of Mr. Khesin under this Agreement, Mr. Khesin agrees that at no time during the Employment Period or, for a period of six months immediately following any termination of this Agreement for any reason, for himself or on behalf of any other person, persons, firm, partnership, corporation or company will he:

(i) Solicit or accept business from any clients of the Company or its affiliates, from any prospective vendors, contacts, agents or representatives whose business the Company or any affiliate of the Company is in the process of soliciting at the time of his termination, or from any former clients which had been doing business with the Company within one year prior to Mr. Khesin's termination;

(ii) Solicit any employee of the Company or its affiliates to terminate such employee's employment with the Company; or

(iii) Engage in any health care product related business of the types performed by the Company in the geographical area where the Company is actively doing or soliciting business or its products are actively being sold by any agent or affiliate.

(b) The provisions of this Section 8.1 shall not apply in the event the Company terminates this Agreement pursuant to Sections 4.4, 4.5 and 4.8, above.

8.2. UNAUTHORIZED DISCLOSURE. During any Employment Period past and present with the Company and thereafter following the termination of this Agreement for any reason, Mr. Khesin shall not, without the written consent of the Board or a person authorized by the Board or as may otherwise be required by law or court order, disclose to any person, other than an employee of the Company or person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Mr. Khesin of his duties as an employee of the Company, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, clients, creditors, lenders, investment bankers or methods of marketing, PROVIDED, HOWEVER, that confidential information shall not include any information generally known to the public (other than as a result of unauthorized disclosure by Mr. Khesin) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company, or information required to be disclosed pursuant to operation of law.

8.3. INJUNCTION. The Company and Mr. Khesin acknowledge that a breach by Mr. Khesin of any of the covenants contained in this Section 8 may cause irreparable harm or damage to the Company or its subsidiaries, the monetary amount of which may be virtually impossible to ascertain. As a result, Mr. Khesin agrees that the Company shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining all violations of this Section 8 by Mr. Khesin or his associates, affiliates, partners or agents, and that the right to an injunction shall be cumulative and in

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addition to all other remedies the Company may possess.

8.4. CERTAIN PROVISIONS. The provisions of this Section 8 shall apply during the time Mr. Khesin is receiving Disability payments from the Company as a result of a termination of this Agreement pursuant to Section **4.2 "Disability"** hereof.

9. NON-SOLICITATION.

(a) During the period of Mr. Khesin**'s** employment with the Company and for a period of six months after termination of his position with the Company for any reason, Mr. Khesin shall not, on his own behalf or on behalf of any person, firm or corporation, or in any capacity whatsoever, (i) solicit any persons or entities with which the Company had investments or was negotiating investments during the term of his employment with the Company, or (ii) induce, suggest, persuade or recommend to any such persons or entities that they terminate, alter or refrain from renewing or extending their relationship with the Company or become a client of Mr. Khesin or any third party, and Mr. Khesin shall not himself induce or permit any other person to approach any such person or entity for any purpose. Should Mr. Khesin become aware that any Company Executive or third party has engaged in such conduct, Mr. Khesin agrees to immediately advise the Company of the circumstances of such conduct.

(b) The provisions of this Section 9 shall not apply in the event the Company terminates this Agreement pursuant to Sections 4.4, 4.5 and 4.8, above.

10. WORK PRODUCT.

Mr. Khesin agrees that, during the term of his employment with the Company or at any time thereafter:

(a) He will disclose promptly and fully to the Company all works of authorship, inventions, discoveries, improvements, designs, processes, software, or any improvements, enhancements, or documentation of or to the same that he makes, works on or conceives, individually or jointly with others, in the course of his employment with the Company or with the use of the Company's time, materials or facilities, in any way related or pertaining to or connected with the present or anticipated business, development, work or research of the Company or which results from or are suggested by any work he may do for the Company and whether produced during normal business hours or on personal time (collectively, " **Work Product** ").

(b) All Work Product of Mr. Khesin shall be deemed to be " **work made for hire** " within the meaning of §101 of the U.S. Copyright Act and all rights to copyrights and other intellectual property rights shall be vested entirely in the Company. If for any reason the Work Product is deemed not to be "work made for hire" and its rights to copyright are thereby in doubt, this Agreement shall constitute an irrevocable assignment by Mr. Khesin to the Company of all right, title and interest in the copyright of all Work Product and in other intellectual property rights created under this Agreement. The parties intend that any and all copyright and other intellectual property rights in all Work Product, including without limitation any and all rights of whatever kind and nature now or hereafter to distribute and

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reproduce such Work Product in any and all media throughout the world, are the sole property of the Company. Mr. Khesin hereby agrees to assist the Company in any manner as shall be reasonably requested by the Company to protect the Company's interest in such copyright and/or other intellectual property rights and to execute and deliver such legal instruments or documents as the Company shall request in order for the Company to register the Company's worldwide copyright in the Work Product with the U.S. Copyright Office and to register and protect the Company's copyright or other intellectual property rights in the Work Product throughout the world. Likewise, Mr. Khesin hereby agrees to assist the Company by executing such other documents and instruments which the Company deems necessary to enable the Company to evidence, perfect and protect its rights, title and interest in and to the Work Product.

(c) Mr. Khesin shall make and maintain adequate and current written records and evidence of all Work Product, including drawings, work papers, graphs, computer records and any other document which shall be and remain the property of the Company, and which shall be surrendered to the Company upon request and upon the termination of his employment with the Company, regardless of cause.

11. GOVERNING LAW.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to the conflicts-of-law provisions thereof, and the parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Florida located in Broward County; provided however the parties may bring an action in any appropriate jurisdiction as necessary to obtain injunctive or equitable relief hereunder. In the event of any dispute arising in connection with this Agreement, the prevailing party will be entitled, in addition to any other rights or remedies provided by Florida law, to recover such party's costs and expenses and reasonable attorney's fees.

12. NOTICES. Any notice, demand, consent, agreement, request, or other communication required or permitted under this Agreement will be in writing and will be, (i) mailed by first- class mail, registered or certified, return receipt requested, postage prepaid, (ii) delivered by overnight courier or in person, or (iii) transmitted by fax, to the Parties at the addresses as follows (or at such other addresses as will be specified by the Parties by like notice):

If to the Company, then to:	If to the Employee, then to:
DS Healthcare Group, Inc.	Daniel Khesin

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1601 Green Rd. Unit C	17689 Middlebrook Way
Pompano Beach, FL 33064	Boca Raton, FL 33496
With copy to:	With copy to:
DS Healthcare Group, Inc.	Drew B. Sherman, Esq.
Attn: General Counsel	Sherman & Sherman, P.A.
	2000 Glades Rd. Suite 204
	Boca Raton, FL 33431
	Fax: (561) 300-5880

Each Party may designate by notice in writing a new address to which any notice, demand, consent, agreement, request or communication may thereafter be given, served or sent. Each notice, demand, consent, agreement, request or communication that is mailed, delivered by courier or transmitted in the manner described above will be deemed received for all purposes at such time as it is delivered to the addressee (with the return receipt, the courier delivery receipt or the fax answerback confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

13. BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither party may assign its rights or benefits hereunder without the prior written consent of the other party hereto.

14. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability will not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be construed and enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

15. WAIVER. Failure of a Party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations of this Agreement will not be construed to be

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a waiver of such provisions by such Party nor to in any way affect the validity of this Agreement or such Party's right thereafter to enforce any provision of this Agreement, nor to preclude such Party from taking any other action at any time which it would legally be entitled to take.

16. DAMAGES. Nothing contained herein shall be construed to prevent the Company or Mr. Khesin from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other, whether such costs and fees are incurred in a court of original jurisdiction or one or more courts of appellate jurisdiction.

17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Mr. Khesin, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement which agreements or representations are not set forth expressly in this Agreement, and this Agreement supersedes any other employment agreement between the Company and Mr. Khesin.

18. BOARD APPROVAL; AGREEMENT. The Company warrants and represents to Mr. Khesin that this Agreement has been approved and authorized by the Board. No provisions of this Agreement may be modified, waived or discharged unless such waiver modification or discharge is agreed to in a writing signed by Mr. Khesin and an officer of the Company which is specifically designated by the Board.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Effective Date defined in Section 1.1.

DS Healthcare Group, Inc.DS Healthcare Group, Inc. (" **Company** ")	Daniel Khesin
By:	By:

Print ed:	Yasuhiro Fujiwara	Daniel Khesin
Title:	Chief Executive Officer	

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